UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2017

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of Principal Executive Offices)

(856) 291-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2017, Destination Maternity Corporation (the “Company”) entered into two amendments modifying the previously disclosed Transaction Bonus Agreement, dated May 31, 2016, with Anthony M. Romano, the Company’s Chief Executive Officer & President, and the Transaction Bonus and Retention Agreement, dated May 31, 2016, with Ronald J. Masciantonio, the Company’s Executive Vice President & Chief Administrative Officer (collectively, the “Bonus Amendments”). For both Messrs. Romano and Masciantonio, the Bonus Amendments extend the threshold date for a transaction bonus to become payable in the event of the completion of a change in control transaction that is approved by the board of directors of the Company, from May 31, 2017 to December 31, 2017.

Except as described above, the Transaction Bonus Agreement and the Transaction Bonus and Retention Agreement described above are unchanged. This description of the Bonus Amendments does not purport to be complete and is qualified in its entirety by reference to the Bonus Amendments which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment to Transaction Bonus Agreement, dated January 6, 2017, by and between the Company and Anthony M. Romano.

10.2	Amendment to Transaction Bonus and Retention Agreement, dated January 6, 2017, by and between the Company and Ronald J. Masciantonio.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: January 9, 2017	DESTINATION MATERNITY CORPORATION

	By:	/s/ Anthony M. Romano
Anthony M. Romano
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Transaction Bonus Agreement, dated January 6, 2017, by and between the Company and Anthony M. Romano.

10.2	Amendment to Transaction Bonus and Retention Agreement, dated January 6, 2017, by and between the Company and Ronald J. Masciantonio.